FOR IMMEDIATE RELEASE
November 4, 2024

Revvity Announces Financial Results for the Third Quarter of 2024

•Revenue of $684 million; 2% reported growth; 2% organic growth
•GAAP EPS of $0.77; Adjusted EPS from continuing operations of $1.28
•Raises full year 2024 adjusted EPS guidance
•Authorizes new $1 billion share repurchase program
•To host Investor Day on November 21st

WALTHAM, Mass. -- Revvity, Inc. (NYSE: RVTY), today reported financial results for the third quarter ended September 29, 2024.

The Company reported GAAP earnings per share of $0.77, as compared to $0.08 in the same period a year ago. GAAP revenue for the quarter was $684 million, as compared to $671 million in the same period a year ago. GAAP operating income from continuing operations for the quarter was $98 million, as compared to $69 million for the same period a year ago. GAAP operating profit margin from continuing operations was 14.3% as a percentage of revenue, as compared to 10.3% in the same period a year ago.

Adjusted earnings per share from continuing operations for the quarter was $1.28, as compared to $1.18 in the same period a year ago. Adjusted revenue for the quarter was $684 million, as compared to $671 million in the same period a year ago. Adjusted operating income was $193 million, as compared to $185 million for the same period a year ago. Adjusted operating profit margin was 28.3% as a percentage of adjusted revenue, as compared to 27.5% in the same period a year ago.

Adjustments for the Company’s non-GAAP financial measures have been noted in the attached reconciliations.

“We performed well during the third quarter with a return to positive revenue growth, strong margins, and another period of excellent cash flow,” said Prahlad Singh, president and chief executive officer of Revvity. “The impact we are having on our customers every day to help to advance science and healthcare is profound, and we are optimistic that we can increasingly make a meaningful difference around the world as we continue to innovate and partner with purpose.”

Share Repurchase Authorization
The Company’s Board of Directors has authorized a new two-year $1 billion share repurchase program which replaces the remainder of the existing program which was announced in May 2023.

Investor Day
The Company will host an Investor Day on Thursday, November 21st beginning at 9:00 a.m. PT. To access the event, a live audio webcast will be available on the Investors section of the Company’s website.

Financial Overview by Reporting Segment

Life Sciences

•Third quarter 2024 revenue was $301 million, as compared to $308 million in the same period a year ago. Reported revenue decreased 2% and organic revenue decreased 3% as compared to the same period a year ago.

•Third quarter 2024 adjusted operating income was $103 million, as compared to $114 million in the same period a year ago. Adjusted operating profit margin was 34.2% as a percentage of adjusted revenue, as compared to 37.1% in the same period a year ago.

Diagnostics
•Third quarter 2024 revenue was $383 million, as compared to $363 million in the same period a year ago. Reported revenue increased 6% and organic revenue increased 5% as compared to the same period a year ago.

•Third quarter 2024 adjusted operating income was $101 million, as compared to $82 million in the same period a year ago. Adjusted operating profit margin was 26.5% as a percentage of adjusted revenue, as compared to 22.5% in the same period a year ago.

Full Year 2024 Guidance

For the full year 2024, the Company is updating its full year revenue guidance to $2.75-$2.77 billion to reflect recent changes in foreign currency exchange rates and assumes 0% to 1% organic growth. The Company is also raising its adjusted EPS guidance to a range of $4.83 to $4.87.

Guidance for the full year 2024 for organic growth and adjusted EPS is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from these non-GAAP measures. The timing and amounts of such events and items could be material to the Company’s results prepared in accordance with GAAP.

Webcast Information

The Company will discuss its third quarter 2024 results and its outlook for business trends during a webcast on November 4, 2024, at 8:00 a.m. Eastern Time. A live audio webcast and presentation will be available on the Investors section of the Company’s website, ir.revvity.com.
Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "estimates," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and divestitures, license technologies, or to successfully integrate acquired businesses or licensed technologies into our existing businesses or to make them profitable; (5) our ability to compete effectively; (6) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (7) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (8) disruptions in the supply of raw materials and supplies; (9) our ability to retain key personnel; (10) significant disruption in our information technology systems, or cybercrime; (11) our ability to realize the full value of our intangible assets; (12) our failure to adequately protect our intellectual property; (13) the loss of any of our licenses or licensed rights; (14) the manufacture and sale of products exposing us to product liability claims; (15) our failure to maintain compliance with applicable government regulations; (16) our failure to comply with data privacy and information security laws and regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) our ability to obtain future financing; (21) restrictions in our credit agreements; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Revvity

At Revvity, “impossible” is inspiration, and “can’t be done” is a call to action. Revvity provides health science solutions, technologies, expertise and services that deliver complete workflows from discovery to development, and diagnosis to cure. Revvity is revolutionizing what’s possible in healthcare, with specialized focus areas in translational multi-omics technologies, biomarker identification, imaging, prediction, screening, detection and diagnosis, informatics and more.

With 2023 revenue of more than $2.7 billion and over 11,000 employees, Revvity serves customers across pharmaceutical and biotech, diagnostic labs, academia and governments. It is part of the S&P 500 index and has customers in more than 190 countries.

Stay updated by following our Newsroom, LinkedIn, X, YouTube, Facebook and Instagram.

Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023

Revenue	$684,049	$670,739	$2,025,654	$2,054,670

Cost of revenue	299,233	298,223	900,285	898,457
Selling, general and administrative expenses	237,521	250,249	749,742	765,828
Research and development expenses	49,144	53,039	147,636	166,982

Operating income from continuing operations	98,151	69,228	227,991	223,403

Interest income	(22,764)	(23,450)	(63,362)	(53,768)
Interest expense	24,383	25,486	73,497	74,231
Change in fair value of financial securities	(7,004)	13,587	(13,975)	12,842
Other expense, net	3,179	3,002	10,263	38,501

Income from continuing operations, before income taxes	100,357	50,603	221,568	151,597

Provision for income taxes	6,971	18,134	26,880	35,661

Income from continuing operations	93,386	32,469	194,688	115,936

Income (loss) from discontinued operations	981	(22,972)	(18,948)	498,595

Net income	$94,367	$9,497	$175,740	$614,531

Diluted earnings per share:
Income from continuing operations	$0.76	$0.26	$1.58	$0.93

Income (loss) from discontinued operations	0.01	(0.18)	(0.15)	3.98

Net income	$0.77	$0.08	$1.42	$4.90

Weighted average diluted shares of common stock outstanding	123,026	124,203	123,336	125,335

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional supplemental information(1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.76	$0.26	$1.58	$0.93
Amortization of intangible assets	0.73	0.73	2.20	2.20
Debt extinguishment costs	-	(0.00)	-	(0.03)
Purchase accounting adjustments	0.00	0.01	0.06	0.02
Acquisition and divestiture-related costs	0.02	0.09	0.13	0.63
Change in fair value of financial securities	(0.06)	0.11	(0.11)	0.10
Significant litigation matters and settlements	0.01	-	0.06	-
Significant environmental matters	-	-	-	0.01
Restructuring and other, net	(0.00)	0.09	0.18	0.13
Tax on above items	(0.18)	(0.25)	(0.62)	(0.73)
Significant tax items	-	0.14	-	0.13
Adjusted EPS from continuing operations	$1.28	$1.18	$3.47	$3.39

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

	Three Months Ended		Nine Months Ended
(In thousands, except percentages)	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023

Adjusted revenue and operating income

Reported revenue	$684,049	$670,739	$2,025,654	$2,054,670
Revenue purchase accounting adjustments	205	206	621	618
Adjusted revenue	$684,254	$670,945	$2,026,275	$2,055,288

Reported operating income from continuing operations	$98,151	$69,228	$227,991	$223,403
OP%	14.3%	10.3%	11.3%	10.9%
Amortization of intangible assets	89,642	90,920	271,500	275,489
Purchase accounting adjustments	103	1,080	7,348	3,057
Acquisition and divestiture-related costs	4,874	12,550	22,115	59,080
Significant litigation matters and settlements	810	—	7,086	—
Significant environmental matters	—	—	—	1,132
Restructuring and other, net	(82)	10,832	22,119	15,936
Adjusted operating income	$193,498	$184,610	$558,159	$578,097
OP%	28.3%	27.5%	27.5%	28.1%

Segment revenue and segment operating income

Life Sciences	$300,921	$307,855	$917,805	$972,649
Diagnostics	383,333	363,090	1,108,470	1,082,639
Revenue purchase accounting adjustments	(205)	(206)	(621)	(618)
Reported revenue	$684,049	$670,739	$2,025,654	$2,054,670

Life Sciences	$102,979	$114,192	$317,105	$371,410
	34.2%	37.1%	34.6%	38.2%
Diagnostics	101,434	81,741	274,779	241,414
	26.5%	22.5%	24.8%	22.3%
Corporate	(10,915)	(11,323)	(33,725)	(34,727)
Subtotal reportable segments operating income	193,498	184,610	558,159	578,097

Amortization of intangible assets	(89,642)	(90,920)	(271,500)	(275,489)
Purchase accounting adjustments	(103)	(1,080)	(7,348)	(3,057)
Acquisition and divestiture-related costs	(4,874)	(12,550)	(22,115)	(59,080)
Significant litigation matters and settlements	(810)	—	(7,086)	—
Significant environmental matters	—	—	—	(1,132)
Restructuring and other, net	82	(10,832)	(22,119)	(15,936)
Reported operating income from continuing operations	$98,151	$69,228	$227,991	$223,403

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	September 29, 2024	December 31, 2023

Current assets:
Cash and cash equivalents	$1,229,778	$913,163
Marketable securities	—	689,916
Accounts receivable, net	602,141	632,811
Inventories, net	404,570	428,062
Other current assets	211,917	337,139
Total current assets	2,448,406	3,001,091

Property, plant and equipment, net	517,932	509,654
Operating lease right-of-use assets, net	149,305	155,083
Intangible assets, net	2,763,211	3,022,321
Goodwill	6,558,660	6,533,550
Other assets, net	332,223	342,966
Total assets	$12,769,737	$13,564,665

Current liabilities:
Current portion of long-term debt	$1,045	$721,872
Accounts payable	176,407	204,121
Accrued expenses and other current liabilities	510,488	524,470
Total current liabilities	687,940	1,450,463

Long-term debt	3,185,699	3,177,770
Long-term liabilities	845,998	930,946
Operating lease liabilities	128,399	132,747
Total liabilities	4,848,036	5,691,926

Total stockholders' equity	7,921,701	7,872,739
Total liabilities and stockholders' equity	$12,769,737	$13,564,665

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
(In thousands)	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023

Operating activities:
Net income	$94,367	$9,497	$175,740	$614,531
(Income) loss from discontinued operations, net of income taxes	(981)	22,972	18,948	(498,595)
Income from continuing operations	93,386	32,469	194,688	115,936
Adjustments to reconcile income from continuing operations to net cash provided by (used in) continuing operations:
Stock-based compensation	10,538	10,703	32,756	34,229
Restructuring and other, net	(82)	10,832	22,119	15,936
Depreciation and amortization	107,670	108,263	322,816	326,201
Change in fair value of contingent consideration	(343)	633	6,006	1,718
Amortization of deferred debt financing costs and accretion of discounts	1,542	1,982	5,051	5,800
Change in fair value of financial securities	(7,004)	13,587	(13,975)	12,842
Debt extinguishment gain	—	(77)	—	(3,422)
Unrealized foreign exchange (gain) loss	(206)	—	(1,063)	23,679
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	5,097	(20,697)	33,291	(30,913)
Inventories, net	9,566	(8,059)	26,817	(34,834)
Accounts payable	(1,808)	(36,169)	(24,782)	(85,394)
Accrued expenses and other	(61,342)	(82,710)	(114,236)	(322,995)
Net cash provided by operating activities of continuing operations	157,014	30,757	489,488	58,783
Net cash used in operating activities of discontinued operations	(9,129)	(64,242)	(35,419)	(164,124)
Net cash provided by (used in) operating activities	147,885	(33,485)	454,069	(105,341)

Investing activities:
Capital expenditures	(22,319)	(22,357)	(62,194)	(57,252)
Purchases of investments and notes receivables	—	(1,000)	(4,337)	(6,000)
Proceeds from investments and notes receivables	2,500	—	2,500	—
Purchases of U.S. Treasury Securities	—	—	—	(831,219)
Proceeds from U.S. Treasury Securities	710,000	450,000	710,000	550,000
Proceeds from disposition of businesses and assets	—	153	—	153
Cash paid for acquisitions, net of cash acquired	—	(1,400)	—	(2,086)
Net cash provided by (used in) investing activities of continuing operations	690,181	425,396	645,969	(346,404)
Net cash provided by investing activities of discontinued operations	—	9,473	147,522	2,074,734
Net cash provided by investing activities	690,181	434,869	793,491	1,728,330

Financing Activities:
Payments of debt financing costs	—	—	—	(15)
Payments of senior unsecured notes	(711,479)	(467,138)	(711,479)	(517,973)

Net proceeds (payments) on other credit facilities	429	(13)	(10,771)	7,218
Payments for acquisition-related contingent consideration	(83)	—	(8,832)	(10,117)
Proceeds from issuance of common stock under stock plans	141	506	6,173	3,721
Purchases of common stock	(154,112)	(110,715)	(184,421)	(384,014)
Dividends paid	(8,633)	(8,689)	(25,915)	(26,327)
Net cash used in financing activities	(873,737)	(586,049)	(935,245)	(927,507)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	17,051	(10,699)	4,120	(28,270)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(18,620)	(195,364)	316,435	667,212
Cash, cash equivalents, and restricted cash at beginning of period	1,249,428	1,333,322	914,373	470,746
Cash, cash equivalents, and restricted cash at end of period	$1,230,808	$1,137,958	$1,230,808	$1,137,958

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$1,229,778	$1,136,721	$1,229,778	$1,136,721
Restricted cash included in other current assets	1,030	1,237	1,030	1,237
Total cash, cash equivalents and restricted cash	$1,230,808	$1,137,958	$1,230,808	$1,137,958

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Continuing Operations
Three Months Ended
September 29, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	2%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	2%

Life Sciences
Three Months Ended
September 29, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	-2%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-3%

Diagnostics
Three Months Ended
September 29, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	6%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	5%

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Continuing Operations
Twelve Months Ended
December 29, 2024
Projected
Organic revenue growth:
Reported revenue growth from continuing operations	0% - 1%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	0% - 1%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.
We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” or "organic growth" to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.
We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, asset impairments, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.
We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, asset impairments, significant environmental charges, and restructuring and other charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.
We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.
We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in foreign exchange and interest associated with acquisitions and divestitures, changes in the value of financial securities and debt extinguishment costs.
We use the term “adjusted operating income” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, asset impairments, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” and “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “free cash flow” to refer net cash provided by (used in) operating activities of continuing operations, less payments for additions to property, plant and equipment from continuing operations (“capital expenditures”) plus the proceeds from sales of plant, property and equipment from continuing operations (“capital disposals”).

We use the term “adjusted net income,” to refer to GAAP income from continuing operations, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, changes in foreign exchange and interest associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.
We use the term “adjusted earnings per share from continuing operations” or “adjusted earnings per share,” or “adjusted EPS," to refer to GAAP earnings per share from continuing operations, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, changes in foreign exchange and interest associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.
Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:
•Amortization of intangible assets—purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
•Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make-whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
•Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
•Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory, fixed assets and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
•Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, stock-based compensation, interest, foreign exchange gains and losses, integration expenses, rebranding expenses, and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
•Asset impairments—we incur expense related to asset impairments. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
•Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs as well as the cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
•Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
•Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
•Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
•Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
•Impact of foreign currency changes on the current period—we exclude the impact of foreign currency associated with acquisitions and divestitures from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
•Impact of significant tax events—we exclude the impact of significant tax events. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events was recorded.
•Changes in value of financial securities—we exclude the impact of changes in the value of financial securities. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
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The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, significant litigation matters and settlements, significant environmental charges, changes in the fair value of financial securities, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and other charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts:
Investor Relations:                        Media Contact:
Steve Willoughby                        Fara Goldberg (781) 663-5699
steve.willoughby@revvity.com                fara.goldberg@revvity.com